EXHIBIT 99.2

US. Department of Homeland Security Washington, DC 20229

U.S. Customs and Border Protection

MAY 28 2009 OT:RR:BSTC:IPR H057236 DAC

Sarah Paxson, Esq.

STORM, LLP

901 Main Street, Suite 7100

Dallas, Texas 75202

Dear Ms. Paxson:

The purpose of this letter is to inform you of U.S. Customs & Border Protection’s (CBP) recent decision regarding U.S. International Trade Commission (ITC) Limited Exclusion Order 337-TA-625, In the Matter of Certain Self-Cleaning Litter Boxes and Components Thereof, involving the new model of litter boxes seeking entry that are manufactured or imported by OurPet’s Company (“OurPet’s”), the Respondent you represent in USITC Inv. No. 337-TA-625.

After careful review of the information you, as counsel for OurPet’s, submitted in your memorandums of April 22 and 24, 2009, as well as the operational samples provided, and the record at the ITC, CBP has determined that the OurPet’s Company has established by a preponderance of the evidence that OurPet’s Company’s new model of the SmartScoop self-cleaning litter boxes falls outside the scope of the Limited Exclusion Order 337-TA- 625 issued by the ITC on April 8, 2009.

Accordingly, CBP has determined to issue instructions to its ports to permit entry of OurPet’s Company’s new model of the SmartScoop self-cleaning litter boxes.

Sincerely,

Richard Chovanec, Acting Chief
Intellectual Property Rights & Restricted
Merchandise Branch